                                                                              News Release

FOR IMMEDIATE RELEASE

Contact Information:
Elizabeth Gaal
Investor Relations Associate
Phone: 203-222-5942
Fax: 203-222-0130
Email: elizabeth.gaal@terex.com

Terex Corporation Announces Fourth Quarter
and Year-End 2009 Earnings Conference Call Date

Westport, CT, February 4, 2010 - Terex Corporation (NYSE:TEX) will release its fourth quarter and year-end 2009 financial results on Wednesday, February 17, 2010 after market close.  The Company will host a conference call to review the financial results on Thursday, February 18, 2010 at 8:30 a.m. EST.  Ronald M. DeFeo, Chairman and CEO, will host the call.

A simultaneous webcast of this call will be available on the Company’s website, www.terex.com.  To listen to the call, select “Investor Relations” in the “About Terex” section on the home page and then click on the webcast microphone link.  Participants are encouraged to access the call 10 minutes prior to the starting time.

The call will also be archived on the Company’s website under “Audio Archives” in the “Investor Relations” section of the website.

Terex Corporation is a diversified global manufacturer operating in four business segments: Terex Aerial Work Platforms, Terex Construction, Terex Cranes, and Terex Materials Processing and Mining.  Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, mining, shipping, transportation, energy, refining and utility industries.  Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services.  More information on Terex can be found at www.terex.com.

Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com